Exhibit 99.2

AGAPE ATP CORPORATION

AUDIT COMMITTEE CHARTER

I.	PURPOSE

The Audit Committee (the “Committee” of the Board of Directors (the “Board”) of Agape ATP Corporation., a Nevada corporation, and its subsidiaries (the “Company”) is appointed by the Board to assist the board of directors in fulfilling its oversight responsibilities for:

(a)	The integrity of financial reporting of the company, including financial statements and other financial information provided by the Company to its stockholders, the public, any stock exchange and others primary users;

(b)	The independence, qualifications and performance of the Company’s independent auditor and internal auditors;

(c)	The Company’s process for monitoring compliance with law and regulatory requirements and code of conduct;

(d)	The performance of the Company’s internal control systems and internal audit functions

(e)	Such other matters as are assigned to the Committee by the Board pursuant to this Charter or as mandated under applicable laws, rules and regulations (including the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended (the “Exchange Act”)) as well as listing standards of NASDAQ Capital Market (together, the “Applicable Requirements”)

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and other Applicable Requirements. These are the responsibilities of management and the Company’s independent auditor.

II.	AUTHORITY

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

(a)	Appoint, compensate, and oversee the work of any registered Public Company Accounting Oversight Board (PCAOB) accounting firm employed by the organization.

(b)	Resolve any disagreements between management and the independent auditor regarding financial reporting.

(c)	Pre-approve all auditing and non-audit services.

(d)	Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation.

(e)	Seek any information it requires from employees-all of whom are directed to cooperate with the committee’s requests-or external parties.

(f)	Meet with company officers, independent auditor, or outside counsel, as necessary.

III.	COMPOSITION

The audit committee will consist of at least three members of the board of directors. The board will appoint committee members and the committee chair.

Each committee member will be both independent and financially literate. At least one member shall be designated as the “financial expert,” as defined by the U.S. Securities and Exchange Commission (the “SEC”). Determinations of independence, financial literacy, experience and expertise shall be made by the Board as the Board interprets such qualifications in its business judgment.

Members of the Committee shall be appointed by the Board. Members of the Committee may be removed at any time by action of the Board; provided, however, that if removing a member or members of the Committee would cause the Committee to have fewer than three members, then the Board must at the same time appoint enough additional members to the Committee so that the Committee will have at least three qualified members. The Committee’s chairperson shall be designated by the Board or, if not so designated, the members of the Committee shall elect a chairperson by a vote of the majority of the full Committee.

The Committee may form and delegate authority to subcommittees from time to time as it sees fit, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Company’s corporate governance guidelines and the Applicable Requirements. The Committee shall not delegate to any such subcommittee any power or authority required by law, regulation or listing standard to be exercised by the Committee as a whole.

IV.	MEETINGS

The Committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele- or video-conference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see below) and executive sessions. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

V.	RESPONSIBILITIES

The committee will carry out the following responsibilities:

With respect to the engagement of the Company’s independent auditors

1.	Be directly responsible for (a) the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by the Company (including for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services or other work for the Company), and (b) the resolution of any disagreements between management and any such firm regarding financial reporting.

2.	Prior to engagement of any prospective Auditors, to review a written disclosure by the prospective Auditors of all relationships between the prospective Auditors, or their affiliates, and the Company, or persons in financial oversight roles at the Company, that may reasonably be thought to bear on independence, and to discuss with the prospective Auditors the potential effects of such relationships on the independence of the prospective Auditors, consistent with Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (“Rule 3526”), of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

3.	Have the sole authority to review in advance, and pre-approve (which may be pursuant to pre-approval policies and procedures) all audit or non-audit services to be provided by the Company’s independent auditors or any other registered public accounting firm as permitted by Section 10A of the Exchange Act and to approve all related fees and other terms of engagement. The Committee shall also review and approve disclosures required to be included by the Company in periodic reports filed with the Securities and Exchange Commission (the “SEC”) under Section 13(a) of the Exchange Act with respect to audit and non-audit services.

4.	At least annually, to discuss with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, vol. 12. AU section 380), as adopted by the PCAOB in Rule 3200T (including any successor rule adopted by the PCAOB).

5.	Confirm that the “lead partner,” the “concurring partner” and the other “audit partner” rotation requirements under the Applicable Requirements, including Regulation S-X have been complied with and set clear policies for audit partner rotation in compliance with applicable laws and regulations.

6.	Review all reports and communications required to be submitted by the Company’s independent registered public accounting firm to the Committee under Section 10A of the Securities Exchange Act and other Applicable Requirements.

7.	At least annually, evaluate the performance of the Company’s independent auditor, including the lead audit partner. In making its evaluation, the Committee should take into account the opinions of management and the internal audit group.

8.	Review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the Company’s independent auditor.

9.	Review the independent auditor’s proposed audit scope and approach, including coordination of audit effort with internal audit.

With respect to the financial statements and other financial reporting

10.	Review and discuss the Company’s annual audited and quarterly unaudited financial statements with management and the Company’s independent auditor, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s annual report on Form 10-K or quarterly reports on Form 10-Q.

11.	Recommend to the Board whether the Company’s annual audited financial statements should be included in the Company’s annual report for filing with the SEC and timely prepare the report required by the SEC to be included in the Company’s annual proxy statement, if applicable, and any other reports of the Committee required by any Applicable Requirement.

12.	Review and discuss with management and the Company’s independent auditor (a) major issues regarding, or significant changes in, the Company’s accounting principles and financial statement presentations, (b) analyses prepared by management or the Company’s independent auditor concerning significant financial reporting issues and judgments made in connection with the preparation of the financial statements, and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

13.	Review with management and the Company’s independent auditor (a) all critical accounting policies and practices used by the Company, (b) all alternative accounting treatments of financial information reported in GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the Company’s independent auditor, (c) any reports or communications (and management’s responses thereto) submitted to the Committee by the Company’s independent auditor in accordance with PCAOB Auditing Standard No. 16, Communications with Audit Committees, as amended or supplemented, and (d) any other material written communications between the Company’s independent auditor and management, prior to the filing of any audited financial statements with the SEC.

14.	Periodically review separately with each of management, the Company’s independent auditor and the internal audit group (a) any significant disagreement between management and the Company’s independent auditor or the internal audit group in connection with the preparation of the financial statements, (b) any audit problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and (c) management’s response to each. The Committee shall discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

15.	Periodically discuss with the Company’s independent auditor, without management being present, (a) their judgment about the quality, integrity and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company’s financial statements.

16.	Review and discuss with management the Company’s earnings press releases, including the use of non-GAAP financial measures and other “pro forma” or “adjusted” presentations, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be general (consisting of discussing the types of information to be disclosed and the types of presentations to be made), and each earnings release or each instance in which the Company provides earnings guidance need not be discussed in advance.

17.	Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons.

18.	Review and discuss with management and the internal audit group the Company’s major financial risk exposures and management’s risk assessment and risk management policies.

With respect to the internal controls and internal audit functions

19.	Consider the effectiveness of the company’s internal control system, including financial reporting, information technology security and control.

20.	In consultation with the Company’s management, independent auditor and the internal audit group, review the adequacy of the Company’s internal control system, disclosure processes and its procedures designed to ensure compliance with laws and regulations.

21.	Review with the Company’s management the scope of independent auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

22.	Review with management and the Company’s independent auditor any reports or disclosure submitted by management to the Committee as contemplated by the certifications required under Section 302 of the U.S. Sarbanes-Oxley Act of 2002.

23.	Approve the internal audit charter.

24.	Approve decisions regarding the appointment and removal of the chief audit executive. Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the chief audit executive.

25.	Approve the annual audit plan and all major changes to the plan. Review the internal audit activity’s performance relative to its plan.

26.	Review with the chief audit executive the internal audit budget, resource plan, activities, and organizational structure of the internal audit function.

27.	At least once per year, review the performance of the chief audit executive and concur with the annual compensation and salary adjustment.

28.	Review the effectiveness of the internal audit function, including conformance with The Institute of Internal Auditors’ the Definition of Internal Auditing, Code of Ethics and the International Standards for Professional Practice of Internal Auditing.

29.	On a regular basis, meet separately with the chief audit executive to discuss any matters that the committee or internal audit believes should be discussed privately.

With respect to the Compliance

30.	Monitor compliance with the Company’s Code of Ethics, and oversee, review and discuss with management, at least annually, the implementation and effectiveness of the Company’s compliance and ethics programs. Review and take appropriate action with respect to any reports to the Committee from legal counsel for the Company concerning any material violation of securities law or breach of fiduciary duty or similar violation by the Company, its subsidiaries or any person acting on their behalf. As appropriate, the Committee shall report and make recommendations to the Board with respect to these matters.

31.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company or any subsidiary or affiliate of the Company whose financial information is included in the Company’s financial statements of concerns regarding questionable accounting or auditing matters.

32.	Review and approve (a) any amendment to or waiver from the Company’s code of ethics for the chief executive officer and senior financial officers and (b) any public disclosure made regarding such change or waiver and advise the Board with respect to the Company’s policies and procedures regarding compliance with the Company’s Code of Ethics.

33.	Develop and recommend to the Board for approval policies and procedures for the review, approval or ratification of related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K, as may be amended from time to time, and any other applicable requirements (the “Related Person Transactions Policy”). Review the Related Person Transactions Policy at least annually and recommend to the Board for approval any changes to the Policy. Oversee the implementation of and compliance with the Related Person Transactions Policy, including reviewing, approving or ratifying related person transactions, as appropriate pursuant to the Related Person Transaction Policy.

34.	Review with management, the independent registered public accounting firm, and legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities. Review the process for communicating the code of conduct to company personnel, and for monitoring compliance therewith.

With Respect to Reporting Responsibilities

35.	Regularly report to the board of directors about committee activities, issues, and related recommendations.

36.	Provide an open avenue of communication between internal audit, the independent auditors, and the board of directors.

37.	Report annually to the shareholders, describing the committee’s composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

38.	Review any other reports the company issues that relate to committee responsibilities.

With Respect to Other Responsibilities

39.	Perform other activities related to this charter, the Company’s organizational documents, as required under the Applicable Requirements or as the Committee or the Board otherwise deems necessary or appropriate.

40.	Institute and oversee special investigations as needed.

41.	Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

42.	Confirm annually that all responsibilities outlined in this charter have been carried out.

43.	Evaluate the committee’s and individual members’ performance on a regular basis.

VI.	Resources

The Committee shall have the authority to retain or terminate, at its sole discretion, independent legal, accounting and other advisors, consultants or professionals (collectively, “Advisors”) to assist the Committee in its responsibilities and shall be directly responsible for overseeing the work of such Advisors. The chairperson of the Committee, at the request of any member of the Committee, may request any officer, employee or advisor of the Company or the Company’s independent auditor to attend a meeting of the Committee or otherwise respond to Committee requests.

The Committee shall have the sole authority to determine the terms of engagement and the extent of funding necessary (and to be provided by the Company) for payment of (a) compensation to the Company’s independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) any compensation to any Advisors retained to advise the Committee and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.